Exhibit 99.1

FOR IMMEDIATE RELEASE

AMERICAN VANGUARD SCHEDULES THIRD QUARTER FINANCIAL RESULTS

NEWS RELEASE AND CONFERENCE CALL

Company Reports No Material Adverse Effect from Recent Hurricanes

Newport Beach, CA – October 12, 2005 – American Vanguard Corporation (AMEX: AVD) today announced that it will issue its financial results for the third quarter and nine months ended September 30, 2005 on Monday, November 7, 2005 before the stock market opens. Eric Wintemute, President and CEO, and James Barry, Senior Vice President and CFO, will conduct a conference call focusing on the financial results at 12:00 noon ET on Monday, November 7, 2005. The conference call dial-in and webcast information is below.

Additionally, American Vanguard reported that Hurricanes Katrina and Rita did not have a material impact on its business operations. The Company experienced a minor disruption in its manufacturing and supply. American Vanguard’s Axis, AL facility, which was closed for a total of 14 days, sustained minor damage from Hurricane Katrina.

Eric Wintemute, President and CEO of American Vanguard, commented, “We are pleased to report that we did not experience a significant disruption in our business operations from either of the hurricanes. Accordingly, we do not anticipate any material storm-related impact on our financial results for the third or fourth quarters of 2005. With regard to our mosquito adulticide, Dibrom®, we are gratified that once again it is proving to be a valuable tool in helping stem the spread of diseases. Although we do not anticipate its sales to reach the levels generated from last year’s hurricane season, the sales will have an overall positive financial effect.”

The Company expresses its sympathy and encouragement to those who have suffered from the devastation brought on by the recent hurricanes. In response, American Vanguard is matching dollar for dollar, the contributions made by its employees to hurricane relief assistance groups with a donation to support the efforts of The Red Cross. An additional $25,000 donation has been made to the Hurricane Katrina Relief Fund through the Louisiana Mosquito Control Association.

Conference Call / Webcast Information

Interested parties may participate in the call by dialing 706-679-3155 – please call in 10 minutes before the call is scheduled to begin, and ask for the American Vanguard call. The conference call will also be broadcast live over the Internet via the News and Media section of the Company’s web site at www.american-vanguard.com. To listen to the live webcast, go to the web site at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the Company’s web site.

About American Vanguard

American Vanguard Corporation is a diversified specialty and agricultural products company that develops and markets products for crop protection and management, turf and ornamentals management and public and animal health. The Company’s basic strategy is to acquire and license brand name, niche product lines from larger companies that divest mature products to focus on newly discovered molecules. During 2005, American Vanguard was recognized as one of BusinessWeek’s

Hot Growth Companies (#72) and FORTUNE Small Business’ America’s 100 Fastest Growing Small Companies (#40). 2005 marks the third consecutive year American Vanguard has been recognized by BusinessWeek and FORTUNE Small Business – the only company to hold this honor. American Vanguard is included on the Russell 2000® and Russell® 3000 Indexes. To learn more about American Vanguard, please reference the Company’s web site at www.american-vanguard.com.

The Company, from time to time, may discuss forward-looking information. Except for the historical information contained in this release, all forward-looking statements are estimates by the Company’s management and are subject to various risks and uncertainties that may cause results to differ from management’s current expectations. Such factors include weather conditions, changes in regulatory policy and other risks as detailed from time-to-time in the Company’s SEC reports and filings. All forward-looking statements, if any, in this release represent the Company’s judgment as of the date of this release.

CONTACT:	-OR-	AVD’S INVESTOR RELATIONS FIRM
American Vanguard Corporation		The Equity Group Inc.
Eric G. Wintemute, President & CEO		www.theequitygroup.com
(949) 260-1200		Lauren Barbera
lbarbera@equityny.com
(212) 836-9610

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